UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 384-8500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

As of March 14, 2008, the Prescription Drug User Fee Act, or PDUFA, action date for CV Therapeutics’ new drug application, or NDA, for regadenoson, the Company has not received action on the NDA from the U.S. Food and Drug Administration, or FDA.

The Company also notes recent comments in the press by FDA officials that FDA reviewing divisions may miss PDUFA deadlines if they do not have sufficient resources to complete reviews within the targeted timeframe.

The Company has had a productive and constructive dialogue with the FDA during the review process for regadenoson and plans to promptly announce when action is taken on the NDA by the FDA. Based on its discussions with the FDA, which include final labeling discussions, the Company currently anticipates FDA action on the NDA within the next few weeks.

The Company reaffirms its belief that the data contained in the NDA supports the approval of regadenoson and expects that its commercial partner Astellas Pharma, US Inc. would launch regadenoson soon after potential approval. The Company does not believe that an approval within the next few weeks would affect potential launch timing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2008		CV THERAPEUTICS, INC.

	By:	/s/ Tricia Borga Suvari
Tricia Borga Suvari
Senior Vice President and General Counsel